APPENDIX A:

                       AGREEMENT AND PLAN OF ACQUISITION

THIS AGREEMENT made as of the 10th day of September, 2002 is made by and among Principal International Fund, Inc., a Maryland corporation (hereinafter called "International Fund"), Principal European Equity Fund, Inc., a Maryland corporation (hereinafter called "European Equity Fund"), and Principal Management Corporation, an Iowa corporation (hereinafter called "Principal Management").

                                  WITNESSETH:

Whereas the Board of Directors of the International Fund and the Board of Directors of the European Equity Fund, each an open-end management investment company, deem it advisable that the International Fund acquire all of the assets of the European Equity Fund in exchange for the assumption by the International Fund of all of the liabilities of the European Equity Fund and shares issued by the International Fund which are thereafter to be distributed by the European Equity Fund pro rata to its shareholders in complete liquidation and termination of the European Equity Fund and in exchange for all of the European Equity Fund's outstanding shares;

NOW, THEREFORE, in consideration of the mutual promises herein contained, each of the parties hereto represents and warrants to, and agrees with each of the other parties as follows:

     1.The International Fund hereby represents and warrants to the European
       Equity Fund that:

       (a) The International Fund is a corporation with transferable shares duly organized and validly existing under the laws of Maryland and has full power to own its properties and assets and to carry on its business as such business is now being conducted;

       (b) The International Fund's statement of assets and liabilities as of October 31, 2001 and the related statements of operations for the year then ended, changes in net assets each of the two years in the period then ended and its financial highlights for each of the five years in the period then ended, all audited by Ernst & Young LLP as set forth in their report, have been prepared in accordance with accounting principles generally accepted in the United States. Such financial statements fairly present the financial position of the International Fund as of such date and the results of its operations, changes in net assets and financial highlights for the periods covered thereby;

       (c) There are no claims, actions, suits or proceedings pending or, to its knowledge, threatened against or affecting the International Fund or its properties or business or its right to issue and sell shares, or which would prevent or hinder consummation of the transactions contemplated hereby, and it is not charged with, or to the International Fund's knowledge, threatened with, any charge or investigation of any violation of any provision of any federal, state or local law or any administrative ruling or regulation relating to any aspect of its business or the issuance or sale of its shares;

       (d) The International Fund is not a party to or subject to any judgment or decree or order entered in any suit or proceeding brought by any governmental agency or by any other person enjoining it in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business by it or the issuance or sale of its shares in any area;

       (e) The International Fund has filed all tax returns required to be filed, has no liability for any unpaid taxes and has made a proper election to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986 (the "Code") for each of its taxable years. The International Fund has not committed any action or failed to perform any necessary action that would render invalid its election to be treated as a regulated investment company for any of its taxable years;

       (f) The authorization, execution and delivery of this Agreement on behalf of the International Fund does not, and the consummation of the transactions contemplated hereby will not, violate or conflict with any provision of the International Fund's Articles of Incorporation or Bylaws, or any provision of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which it is party or by which it or any of its assets is bound, or violate or conflict with any other material contractual or statutory restriction of any kind or character to which it is subject;

       (g) This Agreement has been duly authorized, executed, and delivered by the International Fund and constitutes a valid and binding agreement of the International Fund and all governmental and other approvals required for the International Fund to carry out the transactions contemplated hereunder have been or on or prior to the Closing Date (as herein after defined) will have been obtained;

       (h) The International Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company. The International Fund is currently in compliance with the 1940 Act and the rules of the Securities and Exchange Commission promulgated thereunder. Neither the International Fund nor its affiliates have violated Section 9 of the 1940 Act, are currently subject to an exemptive order of the Securities and Exchange Commission pursuant to Section 9(c) of the 1940 Act, or are currently subject to any current or threatened investigation or enforcement action by the Securities and Exchange Commission or any other federal or state authority which could result in a violation of Section 9(a) of the 1940 Act;

       (i) On the Closing Date, the International Fund will own its assets free and clear of all liens, claims, charges, options and encumbrances;

       (j) The International Fund will declare to shareholders of record on or prior to the Closing Date a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders all of its income (computed without regard to any deduction for dividends paid) and all of its net realized capital gains, if any, as of the Closing Date;

       (k) On the Closing Date the shares of the International Fund to be delivered to the European Equity Fund hereunder shall have been registered under the Securities Act of 1933, as amended (the "1933 Act") and duly authorized, and, when issued and delivered pursuant to this Agreement, will be validly issued, fully paid and nonassessable; and the International Fund will comply with all applicable laws in connection with the issuance of such shares and shall not be subject to a stop-order of the Securities and Exchange Commission in connection therewith.

     2.The European Equity Fund hereby represents and warrants to the International Fund that:

       (a) The European Equity Fund is a corporation with transferable shares duly organized and validly existing under the laws of Maryland and has full power to own its properties and assets and to carry on its business as such business is now being conducted;

       (b) The European Equity Fund's statement of assets and liabilities as of October 31, 2001 and the related statements of operations for the year then ended, changes in net assets and its financial highlights for the year ended October 31, 2001 and the period from May 1, 2000 (date operations commenced) to October 31, 2000, all audited by Ernst & Young LLP as set forth in their report, have been prepared in accordance with accounting principles generally accepted in the United States. Such financial statements fairly present the financial position of the European Equity Fund as of that date and the results of its operations, changes in net assets and financial highlights for the periods covered thereby;

       (c) There are no claims, actions, suits or proceedings pending or, to its knowledge, threatened against or affecting the European Equity Fund or its properties or business or its tight to issue and sell shares, or which would prevent or hinder consummation of the transactions contemplated hereby, and it is not charged with, or to the European Equity Fund's knowledge, threatened with, any charge or investigation of any violation of any provision of any federal, state or local law or any administrative ruling or regulation relating to any aspect of its business or the issuance or sale of its shares;

       (d) The European Equity Fund is not party to or subject to any judgment or decree or order entered in any suit or proceeding brought by any governmental agency or by any other persons enjoining it in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business by it or the issuance or sale of its shares in any area;

       (e) The European Equity Fund has filed all tax returns required to be filed, has no liability for any unpaid taxes and has made a proper election to be treated as a regulated investment company under Subchapter M of the Code for each of its taxable years. The European Equity Fund has not committed any action or failed to perform any necessary action that would render invalid its election to be treated as a regulated investment company for any of its taxable years;

       (f) The authorization, execution and delivery of this Agreement on behalf of the European Equity Fund does not, and the consummation of the transactions contemplated hereby will not, violate or conflict with any provision of the European Equity Fund's Articles of Incorporation or Bylaws, or any provision of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which it is party or by which it or any of its assets is bound, or violate or conflict with any other material contractual or statutory restriction of any kind or character to which it is subject;

       (g) This Agreement has been duly authorized, executed, and delivered by the European Equity Fund and constitutes a valid and binding agreement of the European Equity Fund, and all governmental and other approvals required for the European Equity Fund to carry out the transactions contemplated hereunder have been or on or prior to the Closing Date will have been obtained;

       (h) On the Closing Date the European Equity Fund will own its assets free and clear of all liens, claims, charges, options, and encumbrances and, except for the Management Agreement, Investment Service Agreement, Distribution Agreement, Distribution and Shareholder Servicing Agreement and the Custodian Agreement with JP Morgan Chase Bank, there will be no material contracts or agreements (other than this Agreement) outstanding to which the European Equity Fund is a party or to which it is subject;

       (i) On the Closing Date the European Equity Fund will have full right, power and authority to sell, assign and deliver the assets to be sold, assigned, transferred and delivered to the International Fund hereunder, and upon delivery and payment for such assets, the International Fund will acquire good, marketable title thereto free and clear of all liens, claims, charges, options and encumbrances;

       (j) The European Equity Fund will declare to shareholders of record on or prior to the Closing Date a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the shareholders all of its income (computed without regard to any deduction for dividends paid) and all of its net realized capital gains, if any, as of the Closing; and

       (k) The European Equity Fund will, from time to time, as and when requested by the International Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take and cause to be taken such further action, as the International Fund may deem necessary or desirable in order to vest in and confirm to the International Fund title to and possession of all the assets of the European Equity Fund to be sold, assigned, transferred and delivered hereunder and otherwise to carrot the intent and purpose of this Agreement.

     3.Based on the respective representations and warranties, subject to the terms and conditions contained herein, the European Equity Fund agrees to transfer to the International Fund and the International Fund agrees to acquire from the European Equity Fund, all of the assets of the European Equity Fund on the Closing Date and to assume from the European Equity Fund all of the liabilities of the European Equity Fund in exchange for the issuance of the number of shares of the International Fund provided in Section 4 which will be subsequently distributed pro rata to the shareholders of the European Equity Fund in complete liquidation and termination of the European Equity Fund and in exchange for all of the European Equity Fund's outstanding shares. The European Equity Fund shall not issue, sell or transfer any of its shares after the Closing Date, and only redemption requests received by the European Equity Fund in proper form prior to the Closing Date shall be fulfilled by the European Equity Fund. Redemption requests received by the European Equity Fund thereafter shall be treated as requests for redemption of those shares of the International Fund allocable to the shareholder in question as provided in Section 6 of this Agreement.

     4.On the Closing Date, the International Fund will issue to the European
       Equity Fund a number of full and fractional shares of the International Fund, taken at their then net asset value, having an aggregate net asset value equal to the aggregate value of the net assets of the European Equity Fund. The aggregate value of the net assets of the European Equity Fund and the International Fund shall be determined in accordance with the then current Prospectus of the International Fund as of closing of the New York Stock Exchange on the Closing Date.

     5.The closing of the transactions contemplated in this Agreement (the
       "Closing") shall be held at the offices of Principal Management, 680 8th Street, Des Moines, Iowa 50392-0200 (or at such other place as the parties hereto may agree) at 3:00 p.m. Central Standard Time on October 29, 2002 or on such earlier or later date as the parties hereto may mutually agree. The date on which the Closing is to be held as provided in this Agreement shall be known as the "Closing Date."

     In the event that on the Closing Date (a) the New York Stock Exchange is closed for other than customary weekend and holiday closings or (b) trading on said Exchange is restricted or (c) an emergency exists as a result of which it is not reasonably practicable for the International Fund or the European Equity Fund to fairly determine the value of its assets, the Closing Date shall be postponed until the first business day after the day on which trading shall have been fully resumed.

     6.
       As soon as practicable after the Closing, the European Equity Fund shall
       (a) distribute on a pro rata basis to the shareholders of record of the European Equity Fund at the close of business on the Closing Date the shares of the International Fund received by the International Fund at the Closing in exchange for all of the European Equity Fund's outstanding shares, and (b) be liquidated and dissolved in accordance with applicable law and its Articles of Incorporation.

     For purposes of the distribution of shares of the International Fund to shareholders of the European Equity Fund, the International Fund shall credit on the books of the International Fund an appropriate number of shares of the International Fund to the account of each shareholder of the European Equity Fund. The International Fund will issue a certificate or certificates only upon request and, in the case of a shareholder of the European Equity Fund whose shares are represented by certificates, only upon surrender of such certificates. No certificates will be issued for fractional shares of the International Fund. After the Closing Date and until surrendered, each outstanding certificate which, prior to the Closing Date, represented shares of the European Equity Fund, shall be deemed for all purposes of the International Fund's Articles of Incorporation and Bylaws to evidence the appropriate number of shares of the International Fund to be credited on the books of the International Fund in respect of such shares of the European Equity Fund as provided above.

     7.Subsequent to the execution of this Agreement and prior to the Closing
       Date, the European Equity Fund shall deliver to the International Fund a list setting forth the assets to be assigned, delivered and transferred to the International Fund, including the securities then owned by the European Equity Fund and the respective federal income tax bases (on an identified cost basis) thereof, and the liabilities to be assumed by the International Fund pursuant to this Agreement.

     8.
       All of the European Equity Fund's portfolio securities shall be delivered by the European Equity Fund's custodian on the Closing Date to the International Fund or its custodian, either endorsed in proper form for transfer in such condition as to constitute good delivery thereof in accordance with the practice of brokers or, if such securities are held in a securities depository within the meaning of Rule 17f-4 under the 1940 Act, transferred to an account in the name of the International Fund or its custodian with said depository. All cash to be delivered pursuant to this Agreement shall be transferred from the European Equity Fund's account at its custodian to the International Fund's account at its custodian. If on the Closing Date the European Equity Fund is unable to make good delivery pursuant to this Section 8 to the International Fund's custodian of any of the European Equity Fund's portfolio securities because such securities have not yet been delivered to the European Equity Fund's custodian by its brokers or by the transfer agent for such securities, then the delivery requirement of this Section 8 with respect to such securities shall be waived, and the European Equity Fund shall deliver to the International Fund's custodian on or by said Closing Date with respect to said undelivered securities executed copies of an agreement of assignment in a form satisfactory to the International Fund, and a due bill or due bills in form and substance satisfactory to the custodian, together with such other documents including brokers' confirmations, as may be reasonably required by the International Fund.

     9.The obligations of the International Fund under this Agreement shall be subject to receipt by the International Fund on or prior to the Closing Date of:

       (a) Copies of the resolutions adopted by the Board of Directors of the European Equity Fund and its shareholders authorizing the execution of this Agreement by the European Equity Fund and the transactions contemplated hereunder, certified by the Secretary or Assistant Secretary of the European Equity Fund;

       (b) A certificate of the Secretary or Assistant Secretary of the European Equity Fund as to the signatures and incumbency of its officers who executed this Agreement on behalf of the European Equity Fund and any other documents delivered in connection with the transactions contemplated thereby on behalf of the European Equity Fund;

       (c) A certificate of an appropriate officer of the European Equity Fund as to the fulfillment of all agreements and conditions on its part to be fulfilled hereunder at or prior to the Closing Date and to the effect that the representations and warranties of the European Equity Fund are true and correct in all material respects at and as of the Closing Date as if made at and as of such date; and

       (d) Such other documents, including an opinion of counsel, as the International Fund may reasonably request to show fulfillment of the purposes and conditions of this Agreement.

     10.
       The obligations of the European Equity Fund under this Agreement shall be subject to receipt by the European Equity Fund on or prior to the Closing Date of:

       (a) Copies of the resolutions adopted by the Board of Directors of the International Fund authorizing the execution of this Agreement and the transactions contemplated hereunder, certified by the Secretary or Assistant Secretary of the International Fund;

       (b) A certificate of the Secretary or Assistant Secretary of the International Fund as to the signatures and incumbency of its officers who executed this Agreement on behalf of the International Fund and any other documents delivered in connection with the transactions contemplated thereby on behalf of the International Fund;

       (c) A certificate of an appropriate officer of the International Fund as to the fulfillment of all agreements and conditions on its part to be fulfilled hereunder at or prior to the Closing Date and to the effect that the representations and warranties of the International Fund are true and correct in all material respects at and as of the Closing Date as if made at and as of such date; and

       (d) Such other documents, including an opinion of counsel, as the European Equity Fund may reasonably request to show fulfillment of the purposes and conditions of this Agreement.

     11.

       The obligations of the parties under this Agreement shall be subject to:

       (a) Any required approval, at a meeting duly called for the purpose, of the holders of the outstanding shares of the European Equity Fund of this Agreement and the transactions contemplated hereunder; and

       (b) The right to abandon and terminate this Agreement, if either party to this Agreement believes that the consummation of the transactions contemplated hereunder would not be in the best interests of its shareholders.

     12. Except as expressly provided otherwise in this Agreement, Principal Management will pay or cause to be paid all out-of-pocket fees and expenses incurred by the European Equity Fund or the International Fund in connection with the transactions contemplated under this Agreement, including, but not limited to, accountants' fees, legal fees, registration fees, printing expenses, transfer taxes (if any) and the fees of banks and transfer agents. This obligation shall survive the termination or expiration of this Agreement regardless of the consummation of the transactions contemplated hereunder.

     13.
       This Agreement may be amended by an instrument executed by both the duly authorized officers of the International Fund and the European Equity Fund at any time, except that after approval by the shareholders of the European Equity Fund no amendment may be made with respect to the Agreement which in the opinion of the Board of Directors of the European Equity Fund materially adversely affects the interests of the shareholders of the European Equity Fund. At any time either party hereto may by written instrument signed by it (i) waive any inaccuracies in the representations and warranties made to it contained herein and (ii) waive compliance with any of the covenants or conditions made for its benefit contained herein.

     14. In addition to the right to terminate this Agreement described in paragraph 11, this Agreement may be terminated and the plan described in the Agreement abandoned at any time prior to the Closing Date, whether before or after action thereon by the shareholders of the European Equity Fund and notwithstanding favorable action by such shareholders, by mutual consent of the Board of Directors of the International Fund and the Board of Directors of the European Equity Fund. This Agreement may also be terminated by action of the Board of Directors of the International Fund or the Board of Directors of the European Equity Fund (the "Terminating Fund"), if:

       (a) The plan described in the Agreement shall not have become effective by December 31, 2002 (hereinafter called the "Final Date") unless such Final Date shall have been changed by mutual agreement; or

       (b) The International Fund shall, at the Final Date, have failed to comply with any of its agreements; or

       (c) Prior to the Final Date any one or more of the conditions to the obligations of the International Fund contained in this Agreement shall not be fulfilled to the reasonable satisfaction of the European Equity Fund and its counsel or it shall become evident to the European Equity Fund that any of such conditions are incapable of being fulfilled.

     15.
       This Agreement shall bind and inure to the benefit of the parties hereto and is not intended to confer upon any other person any rights or remedies hereunder.

     16.
       The parties hereto represent and warrant that they have not employed any broker, finder or intermediary in connection with this transaction who might be entitled to a finder's fee or other similar fee or commission.

     17.
       All prior or contemporaneous agreements and representations are hereby merged into this Agreement, which constitutes the entire contract between the parties hereto.

     18.
       This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa.

     19.
       This Agreement maybe executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts has been signed by all parties hereto.

     20. Principal Management shall indemnify, defend and hold harmless the International Fund, its officers, directors, employees and agents against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending claims or liabilities, whether or not resulting in any liability to the International Fund, its officers, directors, employees or agents, arising out of (1) breach by the European Equity Fund of any warranty made by the European Equity Fund herein or (2) any untrue statement or alleged untrue statement of a material fact contained in any prospectus or registration statement for the European Equity Fund, as filed with the SEC or any state, or any amendment or supplement thereto, or in any information provided by the European Equity Fund included in any registration statement filed by the International Fund with the SEC or any state or any amendment or supplement thereto; or which shall arise out of or be based upon any omission or alleged omission to state therein a material fact required to be stated in any such prospectus, registration statement or application necessary to make the statements therein not misleading. This indemnity provision shall survive the termination of this Agreement.

     21. The International Fund shall indemnify, defend and hold harmless the European Equity Fund, its officers, trustees, employees and agents against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending claims or liabilities, whether or not resulting in any liability to the European Equity Fund, its officers, trustees, employees or agents, arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus or registration statement for the International Fund, as filed with the SEC or any state, or any amendment or supplement thereto, or any application prepared by or on behalf of the International Fund and filed with any state regulatory agency in order to register or qualify shares of the International Fund under the securities laws thereof; or which shall arise out of or be based upon any omission or alleged omission to state therein a material fact required to be stated in any such prospectus, registration statement or application necessary to make the statements therein not misleading; provided, however, the International Fund shall not be required to indemnify the European Equity Fund, its officers, trustees, employees and agents against any loss, claim, demand, liability or expense arising out of any information provided by the International Fund with the SEC or any state, or any amendment or supplement thereto. This indemnity provision shall survive the termination of this Agreement.

     22. The execution of this Agreement has been authorized by the Board of Directors of the International Fund and by the Board of Directors of the European Equity Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and attested by their officers thereunto duly authorized, as of the date first written above.

                                              PRINCIPAL INTERNATIONAL FUND, INC.


                                             BY:

__________________________________________
Attest:
A. S. Filean, Senior Vice President and Secretary

By:__________________________________________
  Ernest H. Gillum, Vice President & Secretary

                                    PRINCIPAL EUROPEAN EQUITY FUND, INC.


                                             BY:

__________________________________________
Attest:
A. S. Filean, Senior Vice President and Secretary

By:__________________________________________
  Ernest H. Gillum, Vice President & Secretary

                                    PRINCIPAL MANAGEMENT CORPORATION


                                             BY:

__________________________________________
Attest:
A. S. Filean, Senior Vice President and Secretary

By:__________________________________________
  Ernest H. Gillum, Vice President & Secretary